  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020

AYTU BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206
Englewood, CO 80112
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On April 23, 2020, Aytu BioScience, Inc. (the “Company”) a specialty pharmaceutical company focused on commercializing novel products that address significant patient needs announced the signing of a definitive agreement (the “Agreement”) with Singapore-based Biolidics, Limited (SGX: 8YY; “Biolidics”) to exclusively distribute Biolidics’ COVID-19 IgG/IgM Rapid Test in the United States.

Under the terms of the Agreement, Aytu will exclusively distribute Biolidics’ COVID-19 IgG/IgM rapid antibody test in the United States. Aytu has committed to purchase 500,000 tests within one business day from the date of signing of the Agreement. As an additional component of Aytu’s exclusivity, the Company has committed to purchase a minimum of 1,250,000 tests within the first three months of the Agreement.

Biolidics’ COVID-19 IgG/IgM Rapid Test has been issued Provisional Authorization for distribution by Singapore’s Health Science’s Authority (HSA), and the product has been authorized for export from Singapore. Biolidics’ COVID-19 IgG/IgM Rapid Test will be supplied from Biolidics’ facility in Singapore.

Aytu will collaborate with Biolidics and lead the U.S. clinical trials processes and plans to complete and obtain U.S. Food and Drug Administration (“FDA”) 510k regulatory filing clearance of the COVID-19 IgG/IgM rapid test kits.

Forward-Looking Statement

Forward-Looking Statement
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ''may,'' ''will,'' ''should,'' ''forecast,'' ''could,'' ''expect,'' ''suggest,'' ''believe,'' ''estimate,'' ''continue,'' ''anticipate,'' ''intend,'' ''plan,'' or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: our ability to successfully commercialize Healight Platform Technology, our ability to obtain FDA approval for the Healight Platform Technology, the effectiveness of the Healight Platform Technology in treating patients with COVID-19 or other illnesses, our ability to adequately protect the intellectual property associated with the Healight Platform Technology, regulatory delays, the reliability of the Healight Platform Technology in killing viruses and bacteria, market acceptance of UV based medical devices, risks associated with the our COVID-19 rapid tests including our ability to enforce the exclusivity provisions of the distribution agreements, the reliability of serological testing in detecting COVID-19, shipping delays and their impact on our ability to introduce the COVID-19 rapid tests, the ability of the COVID-19 rapid tests to accurately and reliably test for COVID-19, the manufacturers of the COVID-19 rapid tests’ ability to manufacture such testing kits on a high volume scale, manufacturing problems or delays related to the COVID-19 Rapid Test, our ability to satisfy any labelling conditions or other FDA or other regulatory conditions to sell the COVID-19 rapid test kits, the demand or lack thereof for the COVID-19 rapid test kits, our ability to obtain additional COVID-19 rapid tests to meet demand, our ability to secure additional tests if the manufactures of the COVID-19 rapid tests are unable to meet demand, the effects of the business combination of Aytu and the Commercial Portfolio and the recently completed merger ("Merger") with Innovus Pharmaceuticals, including the combined company's future financial condition, results of operations, strategy and plans, the ability of the combined company to realize anticipated synergies in the timeframe expected or at all, changes in capital markets and the ability of the combined company to finance operations in the manner expected, the diversion of management time on Merger-related issues and integration of the Commercial Portfolio, the ultimate timing, outcome and results of integrating the operations the Commercial Portfolio and Innovus with Aytu's existing operations, risks relating to gaining market acceptance of our products, obtaining or maintaining reimbursement by third-party payors for our prescription products, the potential future commercialization of our product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, our anticipated future cash position and future events under our current and potential future collaboration. We also refer you to the risks described in ''Risk Factors'' in Part I, Item 1A of the Company's Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.

Item 9.01 Financial Statements and Exhibits.

(d)
The following exhibit is being filed herewith:

Exhibit	Description
99.1	Press release announcement dated April 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date: April 23, 2020	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer

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